Exhibit 1.1

EXECUTION COPY

UNDERWRITING AGREEMENT

May 6, 2011

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

Ladies and Gentlemen:

China Metro-Rural Holdings Limited, a company organized and existing under the laws of British Virgin Islands (the “Company”), confirms its agreement, subject to the terms and conditions set forth herein, to sell and issue to Maxim Group LLC (the “Underwriter”) an aggregate of 1,517,978 units, each unit consisting of one (1) share of authorized but unissued ordinary shares, $0.001 par value (the “Ordinary Shares”), or 1,517,978 shares in the aggregate, and 0.65 of a warrant to purchase one (1) Ordinary Share, or 986,686 warrants in the aggregate (the “Firm Warrants”), of the Company (each, a “Firm Unit” and collectively, the “Firm Units”). The Company has granted to the Underwriters an option to purchase up to an additional 227,696 units (each, an “Additional Unit” and collectively, the “Additional Units”), with each Additional Unit consisting of one (1) Ordinary Share and 0.65 of a warrant to purchase one (1) Ordinary Share (the “Additional Warrants” and together with the Firm Warrants, the “Warrants”). The Firm Units and the Additional Units are collectively referred to as the “Units.” The Units, the Ordinary Shares underlying the Units, the Warrants, the Ordinary Shares underlying the Warrants, the Underwriter’s Warrants (as defined in Section 5(a)(ii)), and the Ordinary Shares underlying the Underwriter’s Warrants are referred to herein collectively as the “Securities.” The Firm Units are more fully described in the Registration Statement and Prospectus referred to below. The Warrants may be issued directly by the Company or may be issued pursuant to and shall have the rights and privileges set forth in a Warrant Agreement, dated on or before the Closing Date, between the Company and American Stock Transfer & Trust Company (the “Warrant Agreement”).

The offering and sale of the Units contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

The Company and the Underwriter hereby confirm their agreement as follows:

1. Purchase, Sale and Delivery of Units.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Units to the Underwriter, and the Underwriter agrees to purchase the Firm Units. The purchase price for each Firm Unit shall be $2.7072 per unit (the “Per Unit Price”). The Ordinary Shares contained in the Units and the Warrants will separate immediately following the issuance of the Units. There will be no market for the Units or the Warrants.

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May 6, 2011

(b) The Company hereby grants to the Underwriter the option to purchase some or all of the Additional Units and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Additional Units at the Per Unit Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriter at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.

Payment of the purchase price for and delivery of the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Units as set forth in subparagraph (c) below. For the purpose of expediting the checking of the certificate for the Additional Units by the Underwriter, the Company agrees to make a form of such certificate available to the Underwriter for such purpose at least one full business day preceding the Option Closing Date.

(c) The Firm Units will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or such other location as may be mutually acceptable, at 12:00 noon (New York DST), on the third (or if the Firm Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m.(New York DST), the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, in the case of the Additional Units, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Units or the Additional Units, as applicable, is referred to herein as the “Closing Date.” If the Underwriter so elects, delivery of the Firm Units and Additional Units may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter. Certificates representing the Units, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. (New York DST) on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

2. Representations and Warranties of the Company.

The Company represents, warrants and covenants to, and agrees with the Underwriter that, as of the date hereof and as of the Closing Date, as follows:

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(a) Securities Law Filings. The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) on such Form F-3 (Registration file No. 333-171825), which became effective on March 2, 2011 at 12:00 P.M., for the registration under the Securities Act of the Units Such registration statement meets the requirements set forth in Rule 415(a)(1)(i) under the Securities Act and complies in all other material respects with said Rule and the Securities Act. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement to the form of prospectus included in such registration statement relating to an offering of the Units and the plan of distribution thereof and the Company has advised the Underwriter of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus, in the form in which it appears in the Registration Statement, is hereinafter called the “Base Prospectus”; and each supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Prospectus Supplement,” and such final Prospectus Supplement as filed, along with the Base Prospectus, is herein after called the “Final Prospectus.” Such Final Prospectus and any Prospectus Supplement is hereinafter called a “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, a Prospectus Supplement, the Final Prospectus, or a Prospectus shall be deemed to refer to and include the documents, if any, which may be incorporated by reference therein (the “Incorporated Documents”) pursuant to Form F-3 and which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Base Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or a Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or any Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or such Prospectus Supplement, as the case may be.

(b) Effectiveness; No Stop Order. The Registration Statement has been declared effective by the Commission under the Securities Act and the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(c) Compliance with Applicable Regulations. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and

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schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and any Prospectus Supplement, as of its respective date and at all subsequent times, complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and any Prospectus Supplement, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, if any, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or any Prospectus Supplement, if any, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(d) Time of Sale Disclosure Package and Marketing Materials. The term “Time of Sale Disclosure Package” shall mean (i) the Base Prospectus, (ii) any preliminary Prospectus Supplement relating to an Offering that is filed with the Commission and delivered to investors prior to the Initial Sale Time or any Subsequent Sale Time (each as defined below), and (iii) any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the date of this Agreement with respect to the initial Offering hereunder (the “Initial Sale Time”) the Disclosure Package did not, and as on each date thereafter upon which any Investor shall commit to purchase Shares in any subsequent Offering under the Registration Statement (each, a “Subsequent Sale Time”) the Time of Sale Disclosure Package will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in

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Section 7(d) hereof. Any roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the Offering of the Units (the “Marketing Materials”) as of the time of their use and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Reports and Documents, etc. There are no documents required to be filed with the Commission in connection with the transactions contemplated hereby that (i) have not been filed as required pursuant to the Securities Act or (ii) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or any Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been or will not be described or filed as required.

(f) Offering Materials Furnished to the Underwriter. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and each Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably request.

(g) Distribution of Offering Materials. The Company is not an “Ineligible Issuer,” as defined in Rule 405 of the Securities Act. The Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with an Offering, except for the Issuer Free Writing Prospectus filed with the Commission on the date hereof. The Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Units, any offering material in connection with the Offering other than the Marketing Materials, the Base Prospectus, a Prospectus Supplement or the Registration Statement and copies of the documents, if any, incorporated by reference therein.

(h) The Underwriting Agreement and Other Transaction Documents. The Company has full right, power and authority to execute and deliver this Agreement, the Warrant Agreement, the Underwriter’s Warrants, the Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement. The Company has duly and validly authorized this Agreement, the Warrant Agreement, the Underwriter’s Warrants, the Warrants and each of the transactions contemplated by this Agreement such other agreements. This Agreement, the Warrant Agreement, the Underwriter’s Warrants and the Warrants have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(i) No Applicable Registration or Other Similar Rights. There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or a Prospectus Supplement or included in the Offering contemplated by this Agreement, except for such rights as have been duly waived or satisfied.

(j) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Base Prospectus and in any Prospectus Supplement: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the condition, financial or other, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries (as defined herein) taken as a whole (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and the Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(k) Independent Accountants. PricewaterhouseCoopers, Hong Kong (“PWC”), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in or incorporated by reference in the Time of Sale Disclosure Package or any Prospectus Supplement, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(l) Preparation of the Financial Statements. The financial statements and selected financial data filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Time of Sale Disclosure Package or any Prospectus Supplement present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of its operations and cash flows for the periods specified therein. The supporting exhibits and schedules included in the Registration Statement, if any, present fairly the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. The assumptions used in preparing any pro forma financial statements provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, the related pro forma adjustments comply with Regulation G and give appropriate effect to such assumptions and the pro forma columns and reconciliations therein reflect the proper application of adjustments to the corresponding historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with the accounting requirements

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of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Base Prospectus or any Prospectus Supplement.

(m) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or any of the Prospectus Supplement, and each “forward-looking statement” contained in the Marketing Materials.

(n) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or any of the Prospectus Supplement, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(o) Critical Accounting Policies; Material Trends and Off Balance Sheet Transactions. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Registration Statement or included or incorporated by reference in the Time of Sale Disclosure Package or any Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement or included or incorporated by reference in the Time of Sale Disclosure Package or any Prospectus accurately and fully describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its Subsidiaries taken as a whole. Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus Supplement, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(p) Incorporation and Good Standing. Each of the Company and its subsidiaries set forth in Exhibit A attached hereto (the “Subsidiaries”) has been duly organized and is validly existing and, as applicable, is a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and

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other assets and conduct its business as described in the Time of Sale Disclosure Package and any Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and, as applicable, is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company, and the outstanding options, warrants, or convertible securities of the Company, are as described in the Disclosure Package and any Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans, or upon exercise of outstanding options or warrants, described in the Disclosure Package and any Prospectus Supplement), as the case may be. The Ordinary Shares, the Units and the Ordinary Shares and Warrants underlying the Units, conform in all material respects to the description thereof contained in the Disclosure Package and any Prospectus Supplement. As of the date hereof, there were 64,125,804 Ordinary Shares and 100,000 preferred shares, $0.001 par value, of the Company, issued and outstanding. Since the effective date of the Registration Statement, the Company has not issued any securities. All the issued and outstanding shares of the capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance, in all material respects, with all applicable laws. The Ordinary Shares underlying the Units have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement on the Closing Date, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any security from the Company upon issuance or sale of the Units in the Offering. The Ordinary Shares underlying the Warrants and the Underwriter’s Warrants have been duly authorized for issuance, will conform to the description thereof in the Registration Statement and in the Prospectus and have been validly reserved for future issuance and will, upon exercise of the Warrants and Underwriter’s Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights under the laws of the Company’s jurisdiction or the Company’s organization documents as in effect at the time of issuance, rights of first refusal or other similar rights of any securityholder of the Company (except for such preemptive or contractual rights as were waived). Except as set forth in the Time of Sale Disclosure Package and any Prospectus Supplement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, and such shares are held free and clear of any security on interest mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described in the Disclosure Package and any Prospectus Supplement. The description of

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the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and any Prospectus Supplement accurately and fairly presents the information required by the Securities Act to be shown with respect to such plans, arrangements, options and rights. Except as set forth in the Time of Sale Disclosure Package or in any Prospectus Supplement, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities or have any equity interest in any other person.

(r) Stock Exchange Listing. The Ordinary Shares (including the Ordinary Shares underlying the Units and the Warrants) are registered under the Exchange Act and are listed on the NYSE Amex Equities (“AMEX”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting or suspending from trading the Ordinary Shares on AMEX, nor has the Company received any information suggesting that the Commission or AMEX is contemplating terminating or suspending such registration or listing.

(s) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company’s shareholders is required in connection with the performance by the Company of its obligations under this Agreement or an Offering contemplated hereby and by the Time of Sale Disclosure Package and any Prospectus Supplement, except such as have been obtained or made by the Company under the Securities Act or the rules and regulations promulgated thereunder and are in full force and effect, and such as may be required under applicable state securities or blue sky laws.

(t) Non-Contravention of Existing Instruments and Agreements. None of the execution, delivery, and performance of this Agreement, the Warrant Agreement, the Warrants, the Underwriter’s Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, and consummation of the transactions contemplated by this Agreement, the issue and sale of the Units nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to: (i) the charter or by-laws, or their equivalent, of the Company or any Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary is a party or is bound or to which any of its property is subject and which conflict, breach, violation, loss of benefit, acceleration, imposition of lien, charge or encumbrance is reasonably likely to have a Material Adverse Effect; or (iii) to the Company’s knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary, as the case may be, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary, as the case may be, or any of its property.

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(u) No Defaults or Violations. None of the Company or any Subsidiary is in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or any Subsidiary, as the case may be, or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or such Subsidiary, as the case may be, or any of its property, as applicable, except in case of clause (ii) any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Disclosure Package or any Prospectus Supplement.

(v) No Actions, Suits or Proceedings. Except as described in the Time of Sale Disclosure Package, no action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary, as the case may be, or any of its property is pending or, to the best knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

(w) All Necessary Permits, Etc. Each of the Company and its Subsidiaries possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(x) Title to Properties. Each of the Company and its Subsidiaries has good and marketable title to all real and personal property and assets reflected as owned by it in the financial statements referred to in Section 2(l) above (or elsewhere in the Time of Sale Disclosure Package and any Prospectus Supplement) and which are material to the business of the Company or such Subsidiary, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property. The real property, improvements, equipment and personal property held under lease by each of the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property. The Company and its Subsidiaries own or have valid rights to use the intellectual property assets necessary to conduct the business described in the Disclosure Package and any Prospectus Supplement, and no material right is expected to expire, terminate

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or be disposed of in the foreseeable future, except as disclosed therein. Neither the Company nor any Subsidiary has received any notice of, and neither the Company nor any Subsidiary has knowledge of, any infringement of or conflict with the asserted intellectual property rights of others, except where the loss of any such right would not be reasonably likely to have a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are required to be described in the Time of Sale Disclosure Package and any Prospectus Supplement and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons

(y) Tax Law Compliance. Each of the Company its Subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the Tax liability of the Company or any Subsidiary has not been finally determined. Neither the Company nor any Subsidiary is aware of any Tax deficiency that has been or might reasonably be asserted or threatened against it that could reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms “Tax” and “Taxes” mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns are true, complete and correct in all material respects.

(z) No Transfer Taxes or Other Fees Payable. There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the sale by the Company of the Units. No stamp or other issuance or transfer Taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Underwriter to the United States or the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Units by the Company, (B) the sale and delivery of the Units by the Underwriter as part of the Underwriter’s distribution of the Units as contemplated hereunder, and (C) the consummation by the Company of any other transaction contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

(aa) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly

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during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Accounting Controls. Each of the Company and its Subsidiaries (i) makes and keeps accurate books and records, and (ii) maintains a system of accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Conflicts of Interest. Except as described in the Time of Sale Disclosure Package, none of the directors or officers of the Company is a shareholder, officer or director in any business similar to or in competition with the business of the Company, nor are any of the directors or their respective associates interested, directly or indirectly, in any assets which have since the date two years immediately preceding the date of the Registration Statement been acquired or disposed of by or leased to the Company.

(dd) Company not an “Investment Company.” Neither the Company nor any Subsidiary is nor after giving effect to the offer and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package or any Prospectus Supplement, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each of the Company and its Subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ee) Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability. Neither the Company nor any Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, such as would have a Material Adverse Effect.

(ff) Labor Matters. No material labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or any Subsidiary, is

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threatened or imminent, and neither the Company nor any Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

(gg) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Units.

(hh) Prior Stock Issuances. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(ii) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act to be described in the Base Prospectus or any Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

(jj) Inter-company Indebtedness. Except as otherwise disclosed in the Time of Sale Disclosure Package, (A) no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its subsidiaries and (B) no indebtedness (actual or contingent) and no material contract or arrangement is outstanding between (i) the Company or any of its subsidiaries, and (ii) any significant shareholder of the Company, any director of the Company or related party of the Company or any of their associates.

(kk) Exchange Act Reports Filed. The Company has timely filed all reports required of it to be filed pursuant to the Securities Act and the Exchange Act and has filed all such reports in the manner prescribed thereby.

(ll) Exhibits. Each agreement filed as an exhibit to the Registration Statement or described in the Time of Sale Disclosure Package and any Prospectus Supplement, including all documents, if any, incorporated by reference therein, is in full force and effect and is valid, binding and enforceable by the Company or a Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally. Neither the Company nor any Subsidiary, as the case may be, nor, to the knowledge of the Company or any such Subsidiary, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

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(mm) Blue Sky. The Units have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter determines, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(nn) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of a character required to be disclosed in the Disclosure Package or any Prospectus Supplement.

(oo) Compliance with OFAC. None of the Company or any of its Subsidiaries does any business with governments, entities or persons subject to sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any enabling legislation or executive order relating thereto (the “U.S. Sanctions Laws”), or any person or entity in those countries or with those persons, or performs contracts in support of projects in or for the benefit of those countries or those persons; neither the entry into this Agreement nor the performance of any transactions contemplated herein would cause the Company or any of its Subsidiaries, any of the Underwriter or any of its affiliates (as defined in Rule 501(b) of Regulation D under the U.S. Securities Act, an “Affiliate”), or any of the Company’s or the Underwriter’s advisors to violate any U.S. Sanctions Laws applicable to such person; the Company and each of its Subsidiaries will not use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing an activity that would cause the Company or any of its Subsidiaries, the Underwriter or any of its Affiliates, or any of the Company’s or the Underwriter’s advisors to violate any U.S. Sanctions Laws applicable to such person.

(pp) Compliance with Money Laundering Rules. The business and operations of the Company and each of its Subsidiaries are being, and have been since January 1, 2004, conducted in compliance in all material respects with, and are not in default in any material respect under any applicable statutes, laws, rules, regulations, judgments, orders or decrees of and commitments to any United States, PRC or other foreign governmental authority relating to money laundering, bank secrecy, anti-bribery and other corrupt practices. There is no pending or threatened charge by any United States, PRC or other foreign governmental authority that the Company or any of its Subsidiaries has materially violated any such law, rule, regulation, judgment, order, decree or commitment, nor is there any pending or threatened investigation by any Governmental Authority with respect to possible material violations of any such law, rule, regulation, judgment, order, decree or commitment, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including

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without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(rr) ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any

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“employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ss) Compliance with Sarbanes-Oxley Act of 2002. The Company and, to knowledge, its officers and directors are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(tt) No Contracts Relating to the Sale of Shares. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Units.

(uu) No Other Placement Agent, Underwriter, or Financial Advisor in Connection with the Sale of Shares. Other than the Underwriter, no person has the right to act as a placement agent, underwriter, or as a financial advisor in connection with the sale of the Units contemplated hereby.

(vv) Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

3. Representations and Warranties of the Company Regarding the PRC Matters.

The Company represents and warrants to, and agrees with, Maxim, as of the date hereof and as of the Closing Date, as follows:

(i) In the People’s Republic of China (the “PRC”), the Company conducts substantially all of its operations and generates substantially all of its revenue through (a) Tieling Northeast Logistics City Co. Ltd., a wholly foreign-owned enterprise formed under the laws of the PRC (“Northeast Logistics”), (b) Dezhou Northeast Logistics City Co., Ltd., a wholly foreign-owned enterprise formed under the laws of the PRC (“Dezhou Northeast Logistics”), (c) Tieling North Asia Development Co., Ltd., a wholly-owned enterprise formed under the laws of the PRC (“Tieling North Asia Development”), (d) Tieling Northeast City Advertising Co., Ltd., a wholly-owned enterprise formed under the laws of the PRC (“Tieling Northeast City”), (e)

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Tieling North Asia Property Management Co., Ltd., a wholly-owned enterprise formed under the laws of the PRC (“Tieling North Asia Property”), (f) Tieling Motor Vehicle Trading Co., Ltd., an enterprise formed under the laws of the PRC and in which the Company holds a 40% equity interest (“Tieling Motor”), (g) Dezhou Northeast City Property Co., Ltd., a wholly-owned enterprise formed under the laws of the PRC (“Dezhou Northeast City Property”) and (h) Dezhou Northeast City Advertising Co., Ltd., a wholly-owned enterprise formed under the laws of PRC (“Dezhou Northeast City Advertising,” and together with Northeast Logistics, Dezhou Northeast Logistics, Tieling North Asia Development, Tieling Northeast City, Tieling North Asia Property, Dezhou Northeast Property, Dezhou Northeast City Advertising, each a “PRC Subsidiary,” and collectively the “PRC Subsidiaries). The PRC Subsidiaries are collectively referred to hereinafter as the “PRC Entities.”

(ii) Each of the PRC Entities has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease, and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Each PRC Entity has applied for and obtained all requisite business licenses, clearance and permits required under applicable PRC laws and regulations (the “PRC Laws”) as necessary for the conduct of its businesses, and each PRC Entity has complied in all material respects with all PRC Laws in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, and all such permits are validly subsisting except to the extent that the failure to be validly subsisting would not, singly or in the aggregate, have a Material Adverse Effect. The registered capital of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity. The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the Establishment Documents of each PRC Entity complies with the requirements of all relevant PRC laws and regulations and the PRC companies are not engaged in any business operations beyond the scope of business as described in their respective business license. The outstanding equity interests of each PRC Entity is owned of record by the respective entities or individuals identified as the registered holders thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement.

(iii) No PRC Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s Subsidiary that holds the outstanding equity interest of such PRC Subsidiary).

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(iv) None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(v) It is not necessary that this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus Supplement or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(vi) The entry into, and performance or enforcement of this Agreement in accordance with its terms does not, to the Company’s knowledge, subject Maxim to any requirement to be licensed or otherwise qualified to do business in the PRC, nor, to the Company’s knowledge, shall Maxim be deemed to be resident, domiciled, carrying on business or subject to taxation through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement.

(vii) The Company has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(viii) The issuance and sale of the Units, the listing and trading of the Ordinary Shares underlying the Units and the Warrants on the AMEX and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement are not and will not be, as of the date hereof and on the Closing Date, affected by the PRC Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, as amended (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the China Securities Regulatory Commission on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(ix) The Company has taken all necessary steps to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

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(x) As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Units, the listing and trading of the Ordinary Shares underlying the Units and the Warrants on the AMEX, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus Supplement.

(xi) Each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits. No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that would have affected the granting of the Tax Benefits. No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(xii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the Time of Disclosure Package and the Prospectus Supplement are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xiii) The choice of the laws of the State of New York as the governing law of this Agreement does not contravene the laws and regulations of the PRC.

(xiv) Each of the PRC Entities is in compliance with the PRC labor laws and regulations in all material aspects.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriter that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company

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shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably object within 36 hours of delivery thereof to the Underwriter and its counsel.

(c) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Prospectus or the Time of Sale Disclosure Package, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Prospectus, the Time of Sale Disclosure Package, the Marketing Materials, or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the Ordinary Shares from any securities exchange upon which they are listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(d)(i) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(ii) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Base Prospectus, or any Prospectus Supplement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will promptly deliver to the Underwriter and Underwriter’s Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to the Underwriter such number of copies of any Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement, the Prospectus, or any amendment thereof or supplement thereto, as the Underwriter may reasonably request. Prior to 10:00 A.M. (New York DST) on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request.

(f) The Company consents to the use and delivery of the Prospectus by the Underwriter in accordance with Rule 430 and Section 5(b) of the Securities Act.

(g) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of: (i) 10:00 p.m. (New York DST), on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(h) The Company will use its best efforts, in cooperation with the Underwriter, at or prior to the time of effectiveness of the Registration Statement, to qualify the Units for offering and sale under the securities laws relating to the offering or sale of the Units of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that

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shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the rules and regulations of the Commission thereunder.

(j) Following the Closing Date, none of the individuals listed on Schedule A hereto (the “Lock-Up Parties”) may sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement during the period that their respective lock-up agreements are in effect. The Company will deliver to the Underwriter the agreements of Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form agreed to by the parties.

(k) The Company will apply the net proceeds from the sale of the Units as set forth under the caption “Use of Proceeds” in the Prospectus. Without the written consent of the Underwriter, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(l) The Company will use commercially reasonable efforts to effect and maintain the listing of the Ordinary Shares on the AMEX or another national securities exchange for at least three (3) years after the Closing Date.

(m) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder within the time periods required thereby.

(n) The Company will use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Units.

(o) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(p) The Company shall cause to be prepared and delivered to the Underwriter, at its expense, within one (1) business day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriter in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the other Underwriter to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to Interactive Data Electronic Applications (“IDEA”),, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or

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tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to IDEA or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(q) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

(r) The contribution to the PRC Subsidiary of the proceeds from the sale of the Units, subject however to customary and ordinary administrative approvals under the existing laws and regulations of the PRC, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated thereby will not result in any violation of the provisions of the articles of association, business license or any other constituent documents of the PRC Subsidiary or any applicable laws and regulations of the PRC, including without limitation the New M&A Rules, of any governmental agency having jurisdiction over the PRC Subsidiary or any of its properties.

5. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriter or their respective designees their pro rata portion (based on the Units purchased) of the following compensation with respect to the Units which they are offering:

(i) A cash fee equal to 6% of the aggregate gross proceeds raised in the Offering from the Units sold to investors who are not existing shareholders of the Company; and

(ii) Warrants (the “Underwriter’s Warrants”) to purchase that number of Ordinary Shares equal to 8% of the aggregate number of Securities sold in the Offering. Such warrants shall be of a form reasonably acceptable to the Company and the Underwriter, and shall have the same terms as the warrants (if any) issued to the Investors in the Offering, except that such warrants shall have an exercise price of 120% of the purchase price per share in the Offering and a 3-year exercise period, and such warrants shall not have a “make good” adjustment nor be transferrable except as permitted by FINRA Rule 5110.

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(b) The Underwriter reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriter’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(c) Except as set forth in Section 5(d), whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including: (A) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Units, the Time of Sale Disclosure Package, the Marketing Materials, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (B) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred solely in connection with the qualification of the Units for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that Maxim shall designate, provided that in no event shall the Company be required to reimburse for more than $10,000 without its prior written consent (C) the fees and expenses of any transfer agent or registrar, (D) listing fees, if any, and (E) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(d) If transactions contemplated by this Agreement, the Registration Statement and the Prospectus are not consummated or this Agreement is terminated, the Company hereby agrees to pay up to US$100,000 all reasonable, actual, out-of-pocket accountable expenses (including legal fees and expenses) actually incurred by the Underwriter associated with this Offering (such expenses shall be inclusive of any and all advances that the Company has paid to the Underwriter pursuant to that certain Placement Agency Agreement dated December 23, 2010, by and between the Underwriter and the Company (the “Placement Agency Agreement”)). The Underwriter shall provide reasonable evidence and documentation of all such expenses.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Firm Units or Additional Units, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s Counsel pursuant to this Section 6 of any material misstatement or omission (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Units or Additional Units, as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(a) The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M. (New York

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DST) on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Underwriter shall have received (i) the favorable written opinion of Conyers Dill & Pearman, legal counsel for the Company with respect to the laws of British Virgin Islands, dated as of the Closing Date addressed to the Underwriter ; (ii) the favorable written opinion of Orrick, Herrington & Sutcliffe LLP, legal counsel for the Company with respect to the laws of the United States, dated as of the Closing Date; (iii) the favorable written opinion of Orrick, Herrington & Sutcliffe LLP, legal counsel for the Company with respect to the laws of Hong Kong, dated as of the Closing Date, (iv) the favorable written opinion of Commerce & Finance Law Offices, legal counsel for the Company with respect to the laws of the PRC, dated as of the Closing Date, addressed to the Underwriter, each in the form and substance reasonably acceptable to the Underwriter and its counsel.

(d) The Underwriter shall have received the opinion and negative assurance letters of the Underwriter’s US counsel, dated as of the Closing Date, addressed to the Underwriter, each in the form and substance reasonably acceptable to the Underwriter and its counsel.

(e) The Underwriter shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Sections 2 and 3 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and

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the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the rules and regulations of the Commission thereunder which are not so included or incorporated by reference and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(f) On the date of this Agreement and on the Closing Date, the Underwriter shall have received a “cold comfort” letter from PWC as of the date of the date of delivery and addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel, confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(g) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(h) The Underwriter shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule A.

(i) The Securities shall have been approved for quotation on the AMEX.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

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(k) The Underwriter shall have received the duly executed Warrant Agreement, if applicable, in the form and substance reasonably acceptable to the Underwriter.

(l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(m) The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to its Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Underwriter and to its Counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter and each Person, if an, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the rules and regulations of the Commission thereunder, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage,

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liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Units to be purchased by the Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the

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indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, or any of the Prospectus Supplement, other than the statements set forth in the last paragraph on the cover page of the Prospectus Supplement and the statements set forth in the “Underwriting” section of the Prospectus Supplement and Time of Sale Disclosure Package, only insofar as such statements relate to over-allotment and related activities that may be undertaken by the Underwriter.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the

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relative benefits received by the Company and the Underwriter from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) the Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Securities underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

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9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriter contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriter. The representations contained in Sections 2 and 3 hereof and the covenants and agreements contained in Sections 4, 5, 7, 8, this Section 9 and Sections 13 and 14 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 hereof.

10. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 10 and of Sections 1, 4, 5, 7, 8 and 10 through 21, inclusive, shall remain in full force and effect at all times after the execution hereof.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange, the NASDAQ or the NYSE Amex shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the Nasdaq Stock Market or the NYSE Amex or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or trust preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Units on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 10 shall be in writing.

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(d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriter in connection herewith up to $100,000 less any amounts previously paid by the Company. The Underwriter shall provide reasonable evidence and documentation of all such expenses.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Karl Brenza, Managing Director, with a copy to Underwriter’s Counsel at DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, Attention: Daniel I. Goldberg, Esq.; and

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement;

provided, however, that any notice to the Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

12. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representative, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

13. Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). The Underwriter and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the

Maxim Group LLC

May 6, 2011

Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

14. Entire Agreement. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. There shall be no further obligations of the Company or the Underwriter under the Placement Agency Agreement, and such agreement shall have no further force and effect.

15. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

16. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

17. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

Maxim Group LLC

May 6, 2011

18. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as an underwriter in connection with the Offering. The Company further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understand that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Units; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

[Signature Pages Follow]

Maxim Group LLC

May 6, 2011

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

China Metro-Rural Holdings Limited

By:	/s/ Sio Kam Seng
Name: Sio Kam Seng
Title: Vice Chairman & CEO

Maxim Group LLC

May 6, 2011

Accepted by the Underwriter, as of the date first written above:

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Head of Investment Banking